Exhibit 10.1

FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Fourth Amendment”) is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the “Company”), and Melvin C. Payne “Employee”), effective as of February 20, 2019 (the “Amendment Effective Date”).
WHEREAS, the Company and Employee have heretofore entered into that certain Second Amended and Restated Employment Agreement, dated effective as of March 14, 2012 and amended by the First Amendment (dated effective as of March 3, 2014), and further amended by the Second Amendment (dated effective as of March 21, 2017) and the Third Amendment (dated effective as of May 12, 2017) (as amended, the “Agreement”); and
WHEREAS, the Company and Employee desire to amend the Agreement in certain respects.
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Employee hereby agree that the Agreement shall be amended as hereafter provided, effective as of the Amendment Effective Date:
1.Section 2.1 of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:
“2.1    Term. Unless sooner terminated pursuant to other provisions hereof, the Company agrees to employ Employee for the period beginning on February 20, 2019 and ending on March 31, 2024 (the “Employment Period”).”
2.Section 3.1 of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:
“3.1    Base Salary. During the period that he is employed hereunder, Employee shall receive an annualized base salary of $777,000 (the “Base Salary”). Employee's Base Salary will be reviewed annually, and any increase thereof shall remain in the sole discretion of the Board, acting through its Compensation Committee (the “Compensation Committee”). Employee's Base Salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to similarly situated employees, but no less frequently than monthly."
3.Except as expressly modified by this Fourth Amendment, the terms of the Agreement shall remain in full force and effect and hereby are confirmed and ratified.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment as of the date set forth above.